EXHIBIT 99.1


                            ITC LEARNING CORPORATION

                  13515 Dulles Technology Drive PRESS RELEASE
                  Herndon, VA 20171-3413
                  (703) 713-3335  (800) 638-3757
                  HTTP://WWW.itclearning.com
                  NASDAQ: ITCC

September 29, 1998                            Contact:
                                                 Carl Stevens, President & CEO
                                                 Chris Mack, CFO
                                                 (800) 638-3757
                                                 (703) 713-3335

                   ITC LEARNING COMPLETES ASSET ACQUISITION

Herndon, VA - ITC Learning Corporation ("ITC") announced today that it has completed the acquisition of the assets of Mentor Networks Inc. ("Mentor") of Halifax, Nova Scotia. As previously announced, Mentor had been placed in Receivership by its secured lender, the Nova Scotia Business Development Corporation ("NSBDC"). The purchase price of approximately US$2,000,000 includes a combination of cash (approximately US$700,000) and a five year note (approximately US$1,300,000). ITC has also agreed to pay up to a maximum of approximately US$1,100,000 in certain future royalty payments based on the ongoing performance of the Mentor assets. Since this is an international transaction, the five year note and royalty payments are subject to relevant exchange rates.

As part of the acquisition, ITC acquires 42 employees (of whom 34 are technical/development personnel), seven PC Skills titles associated with the Microsoft Office Suite(TM) of products, three Call Center titles, intellectual property rights to an additional 25 soft skills products, and certain fixed assets. The Halifax operations have been combined with ITC's Toronto-based sales and marketing office and are being operated by ITC's newly formed and wholly-owned subsidiary, ITC Canada Limited. With the expansion of ITC Canada Limited, ITC has established a significant presence in Canada.

Carl D. Stevens, President and CEO of ITC stated, "We have long recognized that Mentor's capabilities and courseware are among the finest in the industry. That is what led us to establish a business relationship with Mentor over a year ago, when we were desirous of capitalizing on their development expertise and instructional design to expand ITC's courseware portfolio. Not only do they provide us with a family of PC skills products that can be used for electronic performance support at the employee's desk, they have an award-winning family of business productivity products, such as "The Art of Customer Service" (call center training), "Promises that Pay" (debt collections) and "Ask for the Business...and Get It" (telesales training). The addition of these courses take ITC into new and expanding markets. In essence, ITC was able to take a

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potentially  negative  receivership  situation and turn it into  something  very positive for ITC and its customers and we are very excited about that."

                               * * * M O R E * * *

ITC Learning Corporation develops and markets workplace training solutions for business, education and government and is headquartered in Herndon, Virginia. With over 5,000 organizations worldwide using ITC's products to improve employee productivity and skills, ITC is recognized for excellence in quality and customer support. ITC provides complete administrative software and over 600 courses of CD-ROM, intranet and Internet delivered multimedia training on such topics as Personal Computer Skills, Business Productivity, Information Technology Services, Regulatory Compliance, Industrial Technical Skills and Basic Literacy Skills. The Company's stock is traded on NASDAQ -ITCC.

The matters described herein contain forward looking statements that are pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve a number of risks and uncertainties including, but not limited to, economic, competitive, governmental and technological factors outside the control of the Company. For a more detailed description of ITC and the risk factors facing the Company, please refer to the Company's SEC filings, including its annual report on Form 10-KSB for the fiscal year ended December 31, 1997 and its quarterly reports on Form 10-Q for the current fiscal year.

In addition to the risks and uncertainties that exist with ITC and its newly formed subsidiary's business operations, the acquisition includes risks that the integration of operations, technologies and products might not occur as planned or as anticipated.



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